UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including, Area Code: (408)324-0588

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one Common Stock Share, par value $0.0001 per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On June 2, 2022, Techpoint, Inc. (“Techpoint”) announced that on June 1, 2022, its board of directors declared the second installment payment of its cash dividend of an aggregate of $0.50 per share for fiscal 2022, of which $0.25 per share was paid to stockholders in February 2022. The second installment on shares of its common stock (including common stock underlying its Japanese Depositary Shares ("JDS")) will be paid on or around July 18, 2022 to stockholders of record as of June 30, 2022. The timing for receipt of the dividend payments by individual holders of Techpoint’s common stock and JDS will vary due to the payment process for JDS holders. The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen. Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount. As a result, the net amount of the second dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS. Techpoint anticipates that JDS holders will be paid the second installment of the fiscal 2022 dividend on or around August 23, 2022.

The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017 between Techpoint; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

A copy of the press release announcing the cash dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued on June 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Although we believe that the expectations reflected in the Press Release are reasonable, we cannot guarantee future results, level of activity, performance or achievements. The Press Release only as of the date on which it is made. We disclaim any duty to update any of the Press Release after the date of the Press Release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: June 2, 2022	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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